UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 19, 2007
TEKELEC

(Exact name of registrant as specified in its charter)

California	000-15135	95-2746131

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Paramount Parkway, Morrisville, North Carolina		27560

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (919) 460-5500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year	1
Item 9.01	Financial Statements and Exhibits	1

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     Section 3.2 of Article III of the Company’s Amended and Restated Bylaws, as amended (the “Bylaws”), requires that the number of authorized directors of the Company be not less than five nor more than nine. Since November 21, 2006, the Company’s Bylaws have fixed the exact number of authorized directors within this range at eight. On March 19, 2007, the Company’s Board of Directors approved an amendment to Section 3.2 of Article III of the Bylaws to decrease the fixed size of the Board within the range from eight to six directors. This amendment will become effective immediately prior to the election of directors at the Company’s 2007 Annual Meeting of Shareholders which is currently scheduled to be held on May 18, 2007.
     A copy of the Amendment to the Bylaws described in this Item 5.03 is attached as Exhibit 3.1 to this Form 8-K and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibits

The following exhibit is filed as a part of this Current Report on Form 8-K:

Exhibit No.	Description
3.1	Amendment No. 2 to Tekelec Amended and Restated Bylaws, as amended

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tekelec
Dated: March 23, 2007	By:	/s/ William H. Everett
William H. Everett
Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendment No. 2 to Tekelec Amended and Restated Bylaws, as amended

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